SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415.418.7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of inducement awards in the form of options to purchase shares of common stock of Zendesk, Inc. (the “Company”), par value $0.01, and restricted stock units to Elena Gomez, Bryan Cox and Tom Keiser is incorporated by reference into this Item. The inducement grants are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

A press release announcing the inducement grants to Elena Gomez, Bryan Cox and Tom Keiser was issued by us on May 6, 2016, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02. Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As anticipated in the disclosure provided in the Current Report on Form 8-K filed by the Company on May 3, 2016, on May 6, 2016, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) granted Ms. Gomez, the Company’s newly appointed Chief Financial Officer, a stock option award to purchase 210,000 shares of the Company’s common stock, and an additional award of 140,000 restricted stock units, each unit representing the right to acquire one share of the Company’s common stock. Ms. Gomez’s stock option award will vest over a period of four years, with 25% of the shares subject to the option vesting one year following the vesting commencement date and the remainder vesting ratably monthly for 36 months thereafter, subject to Ms. Gomez’s continued employment with the Company on the applicable vesting date. Ms. Gomez’s restricted stock unit award will vest over a period of four years, with 25% of the restricted stock units vesting one year following the vesting commencement date, and the remainder vesting ratably monthly for 36 months thereafter, subject to Ms. Gomez’s continued employment with the Company on the applicable vesting date.

As anticipated in the disclosure provided in the Current Report on Form 8-K filed by the Company on May 3, 2016, on May 6, 2016, the Compensation Committee granted Mr. Cox, the Company’s newly appointed Chief Revenue Officer, a stock option award to purchase 300,000 shares of the Company’s common stock, and an additional award of 200,000 restricted stock units, each unit representing the right to acquire one share of the Company’s common stock. Mr. Cox’s stock option award will vest over a period of four years, with 25% of the shares subject to the option vesting one year following the vesting commencement date and the remainder vesting ratably monthly for 36 months thereafter, subject to Mr. Cox’s continued employment with the Company on the applicable vesting date. Mr. Cox’s restricted stock unit award will vest over a period of four years, with 25% of the restricted stock units vesting one year following the vesting commencement date, and the remainder vesting ratably monthly for 36 months thereafter, subject to Mr. Cox’s continued employment with the Company on the applicable vesting date.

As anticipated in the disclosure provided in the Current Report on Form 8-K filed by the Company on May 3, 2016, on May 6, 2016, the Compensation Committee granted Mr. Keiser, the Company’s newly appointed Chief Information Officer, a stock option award to purchase 210,000 shares of the Company’s common stock, and an additional award of 140,000 restricted stock units, each unit representing the right to acquire one share of the Company’s common stock. Mr. Keiser’s stock option award will vest over a period of four years, with 25% of the shares subject to the option vesting one year following the vesting commencement date and the remainder vesting ratably monthly for 36 months thereafter, subject to Mr. Keiser’s continued employment with the Company on the applicable vesting date. Mr. Keiser’s restricted stock unit award will vest over a period of four years, with 25% of the restricted stock units vesting one year following the vesting commencement date, and the remainder vesting ratably monthly for 36 months thereafter, subject to Mr. Keiser’s continued employment with the Company on the applicable vesting date.

Each of Ms. Gomez, Mr. Cox, and Mr. Keiser will be provided the opportunity to participate in the Company's Change in Control Acceleration Plan.

On May 6, 2016, the Compensation Committee adopted the Form of Inducement Award Non-Qualified Stock Option Agreement (“Form of Inducement Option Agreement”) and the Form of Inducement Restricted Stock Unit Award Agreement (the “Form of Inducement RSU Agreement”), which are attached to this report as Exhibits 10.1 and 10.2, respectively.  The stock option awards granted to Ms. Gomez, Mr. Cox and Mr. Keiser described above will be made pursuant to the Form of Inducement Option Agreement and the restricted stock unit awards granted to Ms. Gomez, Mr. Cox and Mr. Keiser described above will be made pursuant to the Form of Inducement RSU Agreement.  The foregoing descriptions of the Form of Inducement Option Agreement and Form of Inducement of RSU Agreement are qualified in their entirety by the terms of the Form of Inducement Option Agreement and Form of Inducement of RSU Agreement, attached to this report as Exhibits 10.1 and 10.2, respectively. The equity awards granted to Ms. Gomez, Mr. Cox, and Mr. Keiser were granted outside of the Company’s current stockholder-approved stock option and incentive plans and were intended to qualify as “employment inducement awards” within the meaning of Section 303A.08 of the New York Stock Exchange Listed Manual; accordingly the Company did not seek approval of the inducement awards made to Ms.  Gomez, Mr. Cox, and Mr. Keiser by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Inducement Option Agreement.
10.2	Form of Inducement RSU Agreement.
99.1	Press Release issued by Zendesk, Inc., dated May 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Mikkel Svane
Mikkel Svane
Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)

May 6, 2016

Exhibit Index

Exhibit No.	Description
10.1	Form of Inducement Option Agreement.
10.2	Form of Inducement RSU Agreement.
99.1	Press Release issued by Zendesk, Inc., dated May 6, 2016.